Exhibit 99.1
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
631-730-2200

HAIN CELESTIAL ANNOUNCES
STRATEGIC ACQUISITION IN THE UNITED KINGDOM

AGREES TO PURCHASE MARKET-LEADING BRANDS
INCLUDING HARTLEY’S® AND SUN-PAT® WITH OVER $250 MILLION IN SALES FROM PREMIER FOODS PLC
Provides Entry Into Ambient Grocery Categories
$0.25 Per Share Accretive in Fiscal Year 2013

Completes Sale of Private Label Chilled Ready Meals
Enters into Letter of Intent to Sell Daily Bread™ Brand

Melville, NY, August 22, 2012—The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthy Way of Life™, today announced that Hain Daniels Group had entered into an agreement to acquire Premier Foods plc’s portfolio of market-leading packaged grocery brands including Hartley’s®, Sun–Pat®, Gale’s® Robertson’s®, and Frank Cooper’s®—with peanut butter, honey, jams, fruit and jelly, marmalade, and chocolate product offerings—including its Histon manufacturing base in Cambridgeshire, UK. The purchase, which is subject to approval by Premier Foods shareholders and consent from its banking syndicate, is expected to close by the end of October 2012. The acquisition is expected to be accretive to Hain Celestial’s earnings upon closing.
Hain Daniels Group, wholly owned by Hain Celestial, was established in October 2011 following the acquisition of The Daniels Group. Hain Daniels makes and sells fresh food and drinks in eight chilled and frozen food categories under leading brands including the New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Linda McCartney®, Farmhouse Fare® and Lovetub®.
“When we acquired the Daniels Group, we planned to build upon its leadership position and use its platform for organic growth as well as future acquisition growth in the United Kingdom. The strategic initiatives launched in the United Kingdom build upon the successful long-term growth of products in the chilled category achieved by Rob Burnett and his enhanced team who we expect will continue to leverage the Hain Daniels footprint into adjacent categories to deliver superior growth and profitable returns,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “In order for Hain Daniels to become one of the largest healthy food companies in the United Kingdom, we needed to expand Hain Daniels base into Ambient Grocery where we can leverage Hain Celestial’s track record of success in the U.S. and Canada.”
Building upon the success of Hain Celestial’s product offerings in ambient grocery in North America and Europe, Hain Daniels will establish an Ambient Grocery Division. The Company expects the Ambient Grocery Division to supply major food retailers, foodservice, business to business and export customers in the United Kingdom including Sainsbury’s, Asda, Morrisons, Tesco, The Co-Operative, Waitrose and Marks & Spencer.
The business being acquired generated over $250 million in sales in its last fiscal year, 60% of which were sales of branded products. Consideration in the transaction will consist of £170 million in cash consideration and £30 million in shares of Hain Celestial common stock.
“The acquisition of the Premier Foods brands furthers our goal to expand in the United Kingdom and positions the new expanded business in the top 40 of all food and beverage suppliers in the UK,” commented Irwin Simon. “We expect to leverage the loyal customer base from Hartley’s, Sun-Pat, Gale’s, Robertson’s, Frank Cooper’s and Rose’s with our existing global brands including Rice Dream®, Celestial Seasonings®, Earth’s Best®, Terra® Chips and Sensible Portions® in the United

Kingdom marketplace.”
“Our mission at Hain Daniels is to offer our customers and the consumer relevant, convenient, inspiring and innovative branded fruit and vegetable solutions for a wide variety of consumption occasions. We believe creating the Ambient Grocery Division through the acquisition and integration of these Premier Foods brands will strengthen this proposition,” added Rob Burnett, Chief Executive Officer, Hain Daniels. “Key to the success will be the experienced workforce and management at the Histon facility with whom we look forward to working.”
Sale of Private Label Chilled Ready Meals
The Company previously announced its intention to sell the private label chilled ready meals operations including its manufacturing site in Consett, which has been sold to Greencore Group plc. Sales attributable to this business are no longer included in the Company’s reported consolidated net sales. The business unit was not a category leader for the Company and produced only private label products. Terms of the transaction, which closed Monday, were not disclosed.

Letter of Intent to Sell Daily Bread™ Brand
The Company had previously discussed the evaluation of its sandwich operations including the Daily Bread™ brand and has signed a letter of intent to transfer the brand to a strategic buyer. Sales attributable to the brand are no longer included in the Company’s reported consolidated net sales. Daily Bread™ was no longer a core business within Hain Daniels. Terms of the transaction, which is expected to close in September 2012, were not disclosed.

Key Strategic Initiatives
The Company believes that the addition of the ambient grocery business to its successful fresh and frozen business in the United Kingdom provides opportunities to leverage the Hain Daniels and Hain Celestial brands including: (i) launching fruit-based kids products under the Hartley’s brand; (ii) extending the Sun-Pat brand into other nut butters; (iii) expanding Gale’s honey into organic product offerings and (iv) other value added products. Additionally, the Company plans to market its successful products from the United States both in their existing format and where appropriate marketing new products under the brands of the desserts and spreads being acquired and to use its distribution to expand its ambient product offerings in the United Kingdom marketplace.

With the sale of the Daily Bread brand, Hain Daniels expects to transform the Luton site into the Hain Daniels High Care, Fresh Innovation Centre specializing in healthy fruit and vegetable meal solutions. New product innovations expected from this site include the launch of Linda McCartney® vegetarian chilled ready meals, New Covent Garden Fresh Soup Bowls and Coffee Shop Food Solutions including salads and fruit.

Safe Harbor Statement
This press release contains forward-looking statements under Rule 3b-6 of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the impact of the acquisition on the Company’s earnings in fiscal year 2013; (ii) the Company’s plans to expand existing brands and product distribution and enter into new categories and the results therefrom; (iii); the Ambient Grocery Division; (iv) expansion in the United Kingdom; (v) employees at the Histon facility; (vi) the sale of the Daily Bread brand; and (vi) the Luton facility. These risks include but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers’ product preferences, and the Company’s business, financial condition and results of operations; the Company’s expectations for its business for fiscal year 2013 and its positioning for the future; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company’s valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy, including its strategy for improving results in the United Kingdom and the integration of the Daniels Group acquisition; the ability of the Company’s joint venture investments, including Hain Pure Protein Corporation, to successfully execute their business plans; the Company’s ability to realize sustainable growth generally and from investment in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; the availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw materials and commodity costs; the effects on the Company’s results of operations from the impacts of foreign exchange; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of our manufacturing facilities; our ability to use our trademarks; reputational damage; product liability; seasonality; the Company’s reliance on its information technology systems; and other risks detailed from time-to-time in the Company’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 30, 2011. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Melville, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth’s Best TenderCare®. Hain Celestial has been providing “A Healthy Way of Life™” since 1993. For more information, visit www.hain-celestial.com.